FOR IMMEDIATE RELEASE	Tuesday, July 26, 2016

TEGNA Inc. Reports Strong 2016 Second Quarter Results

Highlights for the second quarter include the following:

•
GAAP earnings from continuing operations of $0.45 per diluted share compared to $0.17 per diluted share in the second quarter last year. Non-GAAP earnings from continuing operations of $0.50 per diluted share, an increase of 67 percent year-over-year

•	Total company revenues up 7 percent, 9 percent on a pro forma basis, driven by strong Media and Digital Segment performances

•	Media Segment revenues 10 percent higher including significant increases in retransmission and political advertising revenues

•	Digital Segment revenues up 4 percent and 7 percent higher on a pro forma basis

•	Net income from continuing operations was $99 million; Adjusted EBITDA totaled $288 million

•	Net cash flow from operating activities totaled $102 million; Free cash flow was $79 million

•
Also announced today, we have entered into an agreement, subject to regulatory approval and customary closing conditions, to acquire DealerRater, the industry’s largest automotive dealer review website, extending Cars.com's business and strategy

McLEAN, VA - TEGNA Inc. (NYSE: TGNA) today reported GAAP earnings per diluted share from continuing operations of $0.45 for the second quarter of 2016. Non-GAAP earnings per diluted share were $0.50 for the second quarter of 2016 compared to $0.30 for the second quarter of 2015, an increase of 66.7 percent.

Gracia Martore, president and chief executive officer, said, “We are pleased to have achieved strong performances across all of our businesses in the second quarter, which resulted in revenue growth of 7 percent and a substantial year-over-year increase in earnings per share. Continued growth in retransmission, political and digital revenues in the Media Segment drove segment growth of 10 percent. In our Digital Segment, Cars.com benefited from increased dealer market penetration, new products and growth in display advertising sales to auto manufacturers, while CareerBuilder’s transition to human capital software solutions - boosted by its acquisition of Aurico last quarter - resulted in positive revenue growth in the quarter.”

Martore continued, “Looking ahead to the second half of the year, we continue to be very well positioned in both our Media and Digital Segments to maximize on market demand for our services. We expect political revenue to ramp up steadily in the third and fourth quarters as a longer-than-usual primary process led to delayed ad buys from front running candidates. We also are seeing robust advertising from the Olympics this summer driven by our strong NBC footprint.”

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SECOND QUARTER
CONTINUING OPERATIONS

The following table summarizes the year-over-year changes in select financial categories for both GAAP and non-GAAP measures.

Continuing Operations
(In thousands)
	GAAP		Non-GAAP
	Second Quarter Ended June 30, 2016	Second Quarter Ended June 28, 2015	Second Quarter Ended June 30, 2016	Second Quarter Ended June 28, 2015

Operating revenue	$811,785	$756,672	$811,785	$756,672
Operating expense	585,191	570,983	574,613	557,305
Operating income	$226,594	$185,689	$237,172	$199,367

Net income from continuing operations attributable to TEGNA	$99,451	$38,532	$109,165	$70,377

See Table 3 for reconciliations between non-GAAP measures and the most directly comparable GAAP reported numbers.

Total company GAAP revenues increased 7.3 percent in the second quarter compared to the second quarter of 2015. On a pro forma basis, which adjusts for the impact of the sale of PointRoll last year within our Digital Segment, company revenues were 8.7 percent higher.

Second quarter operating expenses increased 2.5 percent compared to the second quarter of 2015. On a non-GAAP basis, operating expenses were up 3.1 percent. Higher expenses in the Media and Digital Segments were partially offset by lower corporate expenses and the absence of publishing-related unallocated costs. Corporate expenses totaled $17.4 million, 8.6 percent lower compared to the second quarter of 2015. The decline was driven by continued efficiency efforts partially offset by a non-cash asset impairment charge recorded in second quarter of 2016. Excluding the asset impairment charge, corporate expenses were $15.5 million, 18.4 percent lower than the second quarter of 2015.

Operating income grew 22.0 percent compared to the second quarter in 2015 while operating income on a non-GAAP basis was 19.0 percent higher. Adjusted EBITDA (a non-GAAP measure detailed in Table 4) was up 13.7 percent and totaled $288.1 million. The Adjusted EBITDA margin in the second quarter of 2016 was 35.5 percent, an increase of 2.0 percentage points compared to the same quarter last year.

Special items in the second quarter of 2016 unfavorably impacted GAAP results by $0.05 per share due to charges related to a voluntary early retirement program, non-cash impairments and acquisition related expenses. (Refer to Table 3 for a reconciliation of results on a GAAP and non-GAAP basis).

SECOND QUARTER
TEGNA MEDIA

The following table summarizes the year-over-year changes in select Media Segment revenue categories (in thousands).

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	Second Quarter Ended June 30, 2016	Second Quarter Ended June 28, 2015	Percentage Change

Core (Local & National)	$267,092	$268,779	(0.6%)
Political	10,246	2,746	273.1%
Retransmission (a)	145,804	109,440	33.2%
Online	32,074	28,673	11.9%
Other	3,731	7,411	(49.7%)
Total	$458,947	$417,049	10.0%

(a) Reverse compensation to networks is included as part of programming costs.

Media Segment revenues were up 10.0 percent reflecting substantially higher retransmission and online revenues and a $7.5 million increase in political advertising.

Media Segment operating expenses were $279.4 million compared to $239.0 million in the second quarter in 2015. The increase was due primarily to higher programming fees, continued investment in growth initiatives and a $6.9 million charge related to an early retirement program. Excluding the impact of the early retirement program charge, operating expenses increased 14.0 percent from the second quarter of 2015. Operating income totaled $179.6 million, an increase of almost 1 percent from the second quarter in 2015. On a non-GAAP basis, operating income grew 4.1 percent to $188.3 million. Adjusted EBITDA was $207.2 million in the quarter, 3.7 percent higher than the second quarter in 2015.

Based on current trends, we expect increases in retransmission revenue, political advertising, Olympic advertising and digital revenue to result in Media Segment revenue growth of 20 to 25 percent for the third quarter of 2016 compared to the third quarter of 2015. Revenue growth will be dependent on the timing of political campaign cycle spending at both the Presidential and Congressional levels.

SECOND QUARTER
TEGNA DIGITAL

The following table reconciles Digital Segment revenues reported on a GAAP basis to revenues presented on a pro forma basis (a non-GAAP measure).

(In thousands)	Second Quarter Ended
	June 30, 2016	June 28, 2015	Percentage Change
Digital Segment Revenue
Reported (GAAP Measure)	$352,838	$339,623	3.9%
Adjust for business sold		(9,848)
Total adjusted pro-forma revenue	$352,838	$329,775	7.0%

Digital Segment revenues were up in the second quarter driven by continued revenue growth at Cars.com of $8.4 million and a return to revenue growth at CareerBuilder with an increase of $4.7 million partially offset by the impact of the sale of our PointRoll business in late 2015.

Cars.com revenues sold directly by the company were up 7.8 percent driven by dealer market penetration, new products and an increase in display advertising purchases by auto manufacturers. Affiliate revenues were almost 1 percent higher as the majority of affiliates had positive revenue growth.

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CareerBuilder revenues were up 2.7 percent in the second quarter, a sequential improvement from the 2.3 percent decline in the first quarter. CareerBuilder results reflect solid growth in its resume database products and human capital software solutions as well the acquisition of Aurico.

Digital Segment operating expenses totaled $288.4 million, an increase of 1.3 percent. The increase reflects primarily accelerating investments in sales force and growth initiatives at Cars.com, the acquisition of Aurico and investments in customer service headcount and technology at CareerBuilder, partially offset by the impact of the disposition of PointRoll.

Digital Segment operating income was $64.4 million. Adjusted EBITDA totaled $95.9 million resulting in an Adjusted EBITDA margin of 27.2 percent.

SECOND QUARTER
NON-OPERATING AND CASH FLOW ITEMS

On April 1, 2016, we repaid our $193 million of 10 percent Senior Notes using significantly lower cost borrowings under our revolving credit facility. Interest expense totaled $56.1 million in the quarter, a decline of $13.2 million from $69.3 million in the second quarter of 2015 due to lower average debt outstanding and a lower average interest rate.

The $24.1 million decrease in other non-operating expenses reflects primarily the absence of costs related to the spin of our publishing businesses in June of 2015. Other non-operating income on a non-GAAP basis in the second quarter of 2016 were $0.6 million compared $0.4 million in the second quarter of 2015.

Cash flow from operating activities for the second quarter of 2016 was $102.2 million. Free cash flow (a non-GAAP measure - Refer to Table 5) totaled $78.6 million for the quarter. Long-term debt outstanding was $4.3 billion and total cash was $102.2 million at the end of the quarter. During the second quarter, we repurchased approximately 3.3 million shares of our outstanding stock for $75.5 million and paid dividends of $30.6 million, returning $106.1 million to our shareholders.
The effective tax rate in the quarter was 32.4 percent on a GAAP basis. On a non-GAAP basis, the effective tax rate was 32.9 percent.
* * * *
As previously announced, the company will hold an earnings conference call at 10:00 a.m. E.T. today. The call can be accessed via a live webcast through the company's Investors website, investors.TEGNA.com, or listen-only conference lines. U.S. callers should dial 1-800-723-6498 and international callers should dial 1-785-830-7989 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 4837493. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com from Tuesday, July 26 at 2 p.m. (ET) to Tuesday, August 9 at 2 p.m. (ET). To access the replay, dial 888-203-1112 or 719-457-0820. The confirmation code for the replay is 4837493. Materials related to the call will be available through the Investor Relations section of the company's website Tuesday morning.

About TEGNA
TEGNA Inc. (NYSE: TGNA) is comprised of a dynamic portfolio of media and digital businesses that provide content that matters and brands that deliver. TEGNA reaches more than 90 million Americans and delivers highly relevant, useful and smart content, when and how people need it, to make the best decisions possible. TEGNA Media includes 46 television stations and is the largest independent station group of major network affiliates in the top 25 markets, reaching approximately one-third of all television households nationwide. TEGNA Digital is comprised of Cars.com, the leading online destination for automotive consumers, CareerBuilder, a global leader in human capital solutions, and other powerful brands such as G/O Digital and Cofactor. For more information, visit www.TEGNA.com.

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Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

TEGNA is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

# # #

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Steve Kidera
Vice President, Investor Relations	Corporate Communications
703-854-6917	703-854-6077
jheinz@TEGNA.com	skidera@TEGNA.com

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME Continuing Operations TEGNA Inc. Unaudited, in thousands (except per share amounts)

Table No. 1
	Second Quarter Ended June 30, 2016	Second Quarter Ended June 28, 2015	% Increase (Decrease)

Operating revenues:
Media	$458,947	$417,049	10.0
Digital	352,838	339,623	3.9
Total	811,785	756,672	7.3

Operating expenses:
Cost of revenues and operating expenses, exclusive of depreciation	255,472	239,910	6.5
Selling, general and administrative expenses, exclusive of depreciation	275,112	264,797	3.9
Depreciation	22,627	24,955	(9.3)
Amortization of intangible assets	28,252	28,966	(2.5)
Asset impairment charges and facility consolidation	3,728	12,355	(69.8)
Total	585,191	570,983	2.5
Operating income	226,594	185,689	22.0

Non-operating expense:
Equity loss in unconsolidated investees, net	(5,914)	(1,862)	****
Interest expense	(56,141)	(69,252)	(18.9)
Other non-operating expense, net	(2,548)	(26,695)	(90.5)
Total	(64,603)	(97,809)	(33.9)

Income before income taxes	161,991	87,880	84.3
Provision for income taxes	47,606	33,724	41.2
Income from continuing operations	114,385	54,156	111.2
Net income attributable to noncontrolling interests	(14,934)	(15,624)	(4.4)
Net income from continuing operations attributable to TEGNA Inc.	$99,451	$38,532	****

Earnings from continuing operations per share:
Basic	$0.46	$0.17	****
Diluted	$0.45	$0.17	****

Weighted average number of common shares outstanding:
Basic	216,518	226,538	(4.4)
Diluted	220,204	231,920	(5.1)

Dividends declared per share	$0.14	$0.20	(30.0)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME Continuing Operations TEGNA Inc. Unaudited, in thousands (except per share amounts)

Table No. 1 (continued)
	Six Months Ended June 30, 2016	Six Months Ended June 28, 2015	% Increase (Decrease)

Operating revenues:
Media	$902,776	$813,466	11.0
Digital	690,741	674,697	2.4
Total	1,593,517	1,488,163	7.1

Operating expenses:
Cost of revenues and operating expenses, exclusive of depreciation	503,728	466,487	8.0
Selling, general and administrative expenses, exclusive of depreciation	556,146	529,548	5.0
Depreciation	44,860	49,234	(8.9)
Amortization of intangible assets	56,542	57,654	(1.9)
Asset impairment charges and facility consolidation	3,728	17,079	(78.2)
Total	1,165,004	1,120,002	4.0
Operating income	428,513	368,161	16.4

Non-operating expense:
Equity loss in unconsolidated investees, net	(2,981)	(3,111)	(4.2)
Interest expense	(117,854)	(139,922)	(15.8)
Other non-operating expense, net	(169)	(2,231)	(92.4)
Total	(121,004)	(145,264)	(16.7)

Income before income taxes	307,509	222,897	38.0
Provision for income taxes	89,714	84,739	5.9
Income from continuing operations	217,795	138,158	57.6
Net income attributable to noncontrolling interests	(25,426)	(30,214)	(15.8)
Net income from continuing operations attributable to TEGNA Inc.	$192,369	$107,944	78.2

Earnings from continuing operations per share:
Basic	$0.88	$0.48	83.3
Diluted	$0.87	$0.47	85.1

Weighted average number of common shares outstanding:
Basic	217,902	226,814	(3.9)
Diluted	221,729	231,927	(4.4)

Dividends declared per share	$0.28	$0.40	(30.0)

BUSINESS SEGMENT INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 2
	Second Quarter Ended June 30, 2016	Second Quarter Ended June 28, 2015	% Increase (Decrease)

Operating revenues:
Media	$458,947	$417,049	10.0
Digital	352,838	339,623	3.9
Total	$811,785	$756,672	7.3

Operating income (net of depreciation, amortization, asset impairment charges and facility consolidation):
Media	$179,551	$178,082	0.8
Digital	64,424	54,835	17.5
Corporate	(17,381)	(19,018)	(8.6)
Unallocated costs (b)	—	(28,210)	(100.0)
Total	$226,594	$185,689	22.0

Depreciation, amortization, asset impairment charges and facility consolidation:
Media	$20,831	$21,825	(4.6)
Digital	31,480	41,267	(23.7)
Corporate	2,296	3,184	(27.9)
Total	$54,607	$66,276	(17.6)

Adjusted EBITDA (a):
Media	$207,232	$199,907	3.7
Digital	95,904	97,425	(1.6)
Corporate	(15,085)	(15,834)	(4.7)
Unallocated costs (b)	—	(28,210)	(100.0)
Total	$288,051	$253,288	13.7

(a) "Adjusted EBITDA" is a non-GAAP measure used by management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner. The definition of "Adjusted EBITDA" is provided in the section "Use of Non-GAAP Information" and Table No. 4 provides reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income.

(b) Unallocated costs in 2015 represent certain expenses that historically were allocated to the former Publishing Segment but that could not be allocated to discontinued operations because they were not clearly and specifically identifiable to the spun-off businesses, the accounting criteria for reclassification to discontinued operations.

BUSINESS SEGMENT INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 2 (continued)
	Six Months Ended June 30, 2016	Six Months Ended June 28, 2015	% Increase (Decrease)

Operating revenues:
Media	$902,776	$813,466	11.0
Digital	690,741	674,697	2.4
Total	$1,593,517	$1,488,163	7.1

Operating income (net of depreciation, amortization, asset impairment charges and facility consolidation):
Media	$348,850	$354,962	(1.7)
Digital	111,643	103,016	8.4
Corporate	(31,980)	(37,878)	(15.6)
Unallocated costs (b)	—	(51,939)	(100.0)
Total	$428,513	$368,161	16.4

Depreciation, amortization, asset impairment and facility consolidation:
Media	$40,272	$43,086	(6.5)
Digital	61,841	74,976	(17.5)
Corporate	3,017	5,905	(48.9)
Total	$105,130	$123,967	(15.2)

Adjusted EBITDA (a):
Media	$406,370	$385,687	5.4
Digital	173,484	180,164	(3.7)
Corporate	(28,963)	(31,973)	(9.4)
Unallocated costs (b)	—	(51,939)	(100.0)
Total	$550,891	$481,939	14.3

(a) "Adjusted EBITDA" is a non-GAAP measure used by management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner. The definition of "Adjusted EBITDA" is provided in the section "Use of Non-GAAP Information" and Table No. 4 provides reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income.

(b) Unallocated costs in 2015 represent certain expenses that historically were allocated to the former Publishing Segment but that could not be allocated to discontinued operations because they were not clearly and specifically identifiable to the spun-off businesses, the accounting criteria for reclassification to discontinued operations.

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from or as a substitute for the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use the non-GAAP financial measures for purposes of evaluating business unit and consolidated company performance. Furthermore, the company’s Board of Director compensation committee uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company discusses in this report non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of workforce restructuring charges, impairment charges on operating assets and equity investments, facility consolidation charges, gains related to a building sale and a business disposal and expenses related to business acquisitions and the company’s spin-off transaction in 2015 recognized in operating and non-operating categories and a credit to our income tax provision. The company believes that such expenses, charges and gains are not indicative of normal, ongoing operations. Such items vary from period to period and are significantly impacted by the timing and nature of these events. Therefore, while the company may incur or recognize these types of expenses, charges and gains in the future, management believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of the underlying ongoing operating performance of the businesses.

The company also discusses Adjusted EBITDA, a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income from continuing operations attributable to TEGNA before (1) net income attributable to noncontrolling interests, (2) interest expense, (3) income taxes, (4) equity income (losses) in unconsolidated investees, net, (5) other non-operating items such as investment income and currency gains and losses, (6) workforce restructuring, (7) facility consolidation charges, (8) impairment charges, (9) depreciation and (10) amortization. When Adjusted EBITDA is discussed in reference to performance on a consolidated basis, the most directly comparable GAAP financial measure is Net income from continuing operations attributable to TEGNA. Management does not analyze non-operating items such as interest expense and income taxes on a segment level; therefore, the most directly comparable GAAP financial measure to Adjusted EBITDA when performance is discussed on a segment level is Operating income. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as these measures do not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property and equipment”. The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in new and existing businesses, return cash to shareholders under the company’s capital program, repay indebtedness, add to the company’s cash balance, or use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

Tabular reconciliations for all of the non-GAAP financial measures to its more directly comparable GAAP financial measure are presented in the following tables.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 3

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

	GAAP Measure	Special Items				Non-GAAP Measure
	Second Quarter Ended June 30, 2016	Workforce restructuring	Operating asset impairment	Equity investment impairment	Other non-operating Items	Second Quarter Ended June 30, 2016

Cost of revenues and operating expenses, exclusive of depreciation	$255,472	$(5,480)	$—	$—	$—	$249,992
Selling general and administrative expenses, exclusive of depreciation	275,112	(1,370)	—	—	—	273,742
Asset impairment charges and facility consolidation	3,728	—	(3,728)	—	—	—
Operating expenses	585,191	(6,850)	(3,728)	—	—	574,613
Operating income	226,594	6,850	3,728	—	—	237,172
Equity loss in unconsolidated investees, net	(5,914)	—	—	1,869	—	(4,045)
Other non-operating expense	(2,548)	—	—	—	3,185	637
Total non-operating expense	(64,603)	—	—	1,869	3,185	(59,549)
Income before income taxes	161,991	6,850	3,728	1,869	3,185	177,623
Provision for income taxes	47,606	2,664	1,450	727	1,077	53,524
Net income from continuing operations attributable to TEGNA	99,451	4,186	2,278	1,142	2,108	109,165
Net income from continuing operations per share-diluted	$0.45	$0.02	$0.01	$0.01	$0.01	$0.50

	GAAP Measure	Special Items				Non-GAAP Measure
	Second Quarter Ended June 28, 2015	Workforce restructuring	Operating asset impairments	Non-operating items	Special tax credit	Second Quarter Ended June 28, 2015

Cost of revenues and operating expenses, exclusive of depreciation	$239,910	$(1,124)	$—	$—	$—	$238,786
Selling general and administrative expenses, exclusive of depreciation	264,797	(199)	—	—	—	264,598
Asset impairment charges and facility consolidation	12,355	—	(12,355)	—	—	—
Operating expenses	570,983	(1,323)	(12,355)	—	—	557,305
Operating income	185,689	1,323	12,355	—	—	199,367
Other non-operating expense	(26,695)	—	—	27,133	—	438
Total non-operating expense	(97,809)	—	—	27,133	—	(70,676)
Income before income taxes	87,880	1,323	12,355	27,133	—	128,691
Provision for income taxes	33,724	492	4,595	10,581	(6,702)	42,690
Net income from continuing operations attributable to TEGNA	38,532	831	7,760	16,552	6,702	70,377
Net income from continuing operations per share - diluted	$0.17	$—	$0.03	$0.07	$0.03	$0.30

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 3 (continued)

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

	GAAP Measure	Special Items				Non-GAAP Measure
	Six Months Ended June 30, 2016	Workforce restructuring	Operating asset impairment	Non-operating equity investment impairment	Other non-operating items	Six Months Ended June 30, 2016

Cost of revenues and operating expenses, exclusive of depreciation	$503,728	$(11,515)	$—	$—	$—	$492,213
Selling general and administrative expenses, exclusive of depreciation	556,146	(5,733)	—	—	—	550,413
Asset impairment charges and facility consolidation	3,728	—	(3,728)	—	—	—
Operating expenses	1,165,004	(17,248)	(3,728)	—	—	1,144,028
Operating income	428,513	17,248	3,728	—	—	449,489
Equity loss in unconsolidated investees, net	(2,981)	—	—	1,869	—	(1,112)
Other non-operating (expense) income	(169)	—	—	—	3,838	3,669
Total non-operating expense	(121,004)	—	—	1,869	3,838	(115,297)
Income before income taxes	307,509	17,248	3,728	1,869	3,838	334,192
Provision for income taxes	89,714	6,672	1,450	727	1,077	99,640
Net income from continuing operations attributable to TEGNA	192,369	10,576	2,278	1,142	2,761	209,126
Net income from continuing operations per share - diluted (a)	$0.87	$0.05	$0.01	$0.01	$0.01	$0.94
(a) - Per share amounts do not foot due to rounding

	GAAP Measure	Special Items					Non-GAAP Measure
	Six Months Ended June 28, 2015	Workforce restructuring	Operating asset impairments and facility consolidation	Building sale gain	Non-operating items	Special tax credit	Six Months Ended June 28, 2015

Cost of revenues and operating expenses, exclusive of depreciation	$466,487	$(2,141)	$—	$12,709	$—	$—	$477,055
Selling general and administrative expenses, exclusive of depreciation	529,548	(379)	—	—	—	—	529,169
Asset impairment charges and facility consolidation	17,079	—	(17,079)	—	—	—	—
Operating expenses	1,120,002	(2,520)	(17,079)	12,709	—	—	1,113,112
Operating income	368,161	2,520	17,079	(12,709)	—	—	375,051
Other non-operating expense	(2,231)	—	—	—	1,453	—	(778)
Total non-operating expense	(145,264)	—	—	—	1,453	—	(143,811)
Income before income taxes	222,897	2,520	17,079	(12,709)	1,453	—	231,240
Provision for income taxes	84,739	937	6,352	(4,726)	(5,737)	(6,312)	75,253
Net income from continuing operations attributable to TEGNA	107,944	1,583	10,727	(7,983)	7,190	6,312	125,773
Net income from continuing operations per share - diluted (a)	$0.47	$0.01	$0.05	$(0.03)	$0.03	$0.03	$0.54
(a) - Per share amounts do not foot due to rounding

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 4

Reconciliations of Adjusted EBITDA to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

Second Quarter Ended June 30, 2016:
	Media	Digital	Corporate	Consolidated Total

Net income from continuing operations attributable to TEGNA Inc. (GAAP basis)				$99,451
Net income attributable to noncontrolling interests				14,934
Provision for income taxes				47,606
Interest expense				56,141
Equity loss in unconsolidated investees, net				5,914
Other non-operating expense				2,548
Operating income (GAAP basis)	$179,551	$64,424	$(17,381)	$226,594
Workforce restructuring	6,850	—	—	6,850
Operating asset impairment	1,864	—	1,864	3,728
Adjusted operating income (non-GAAP basis)	188,265	64,424	(15,517)	237,172
Depreciation	13,520	8,675	432	22,627
Amortization	5,447	22,805	—	28,252
Adjusted EBITDA (non-GAAP basis)	$207,232	$95,904	$(15,085)	$288,051

Second Quarter Ended June 28, 2015:
	Media	Digital	Corporate	Unallocated Costs	Consolidated Total

Net income from continuing operations attributable to TEGNA Inc. (GAAP basis)					$38,532
Net income attributable to noncontrolling interests					15,624
Provision for income taxes					33,724
Interest expense					69,252
Equity loss in unconsolidated investees, net					1,862
Other non-operating expense					26,695
Operating income (GAAP basis)	$178,082	$54,835	$(19,018)	$(28,210)	$185,689
Workforce restructuring	—	1,323	—	—	1,323
Asset impairment charges and facility consolidation	2,705	9,650	—	—	12,355
Adjusted operating income (non-GAAP basis)	180,787	65,808	(19,018)	(28,210)	199,367
Depreciation	13,244	8,527	3,184	—	24,955
Amortization	5,876	23,090	—	—	28,966
Adjusted EBITDA (non-GAAP basis)	$199,907	$97,425	$(15,834)	$(28,210)	$253,288

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 4 (continued)

Reconciliations of Adjusted EBITDA to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

Six Months Ended June 30, 2016:
	Media	Digital	Corporate	Consolidated Total

Net income from continuing operations attributable to TEGNA Inc. (GAAP basis)				$192,369
Net income attributable to noncontrolling interests				25,426
Provision for income taxes				89,714
Interest expense				117,854
Equity loss in unconsolidated investees, net				2,981
Other non-operating expense				169
Operating income (GAAP basis)	$348,850	$111,643	$(31,980)	$428,513
Workforce restructuring	17,248	—	—	17,248
Operating asset impairment	1,864	—	1,864	3,728
Adjusted operating income (non-GAAP basis)	367,962	111,643	(30,116)	449,489
Depreciation	27,268	16,439	1,153	44,860
Amortization	11,140	45,402	—	56,542
Adjusted EBITDA (non-GAAP basis)	$406,370	$173,484	$(28,963)	$550,891

Six Months Ended June 28, 2015:
	Media	Digital	Corporate	Unallocated Costs	Consolidated Total

Net income from continuing operations attributable to TEGNA Inc. (GAAP basis)					$107,944
Net income attributable to noncontrolling interests					30,214
Provision for income taxes					84,739
Interest expense					139,922
Equity loss in unconsolidated investees, net					3,111
Other non-operating expense					2,231
Operating income (GAAP basis)	$354,962	$103,016	$(37,878)	$(51,939)	$368,161
Workforce restructuring	348	2,172	—	—	2,520
Asset impairment charges and facility consolidation	5,072	12,007	—	—	17,079
Building sale gain	(12,709)	—	—	—	(12,709)
Adjusted operating income (non-GAAP basis)	347,673	117,195	(37,878)	(51,939)	375,051
Depreciation	26,540	16,789	5,905	—	49,234
Amortization	11,474	46,180	—	—	57,654
Adjusted EBITDA (non-GAAP basis)	$385,687	$180,164	$(31,973)	$(51,939)	$481,939

Note: Starting in second quarter of 2016, the company revised the method for computing Adjusted EBITDA to no longer treat non-cash rent as a reconciling item. The first quarter 2016 number was updated to conform to this new method which resulted in a $1.6 million reduction to our previously reported first quarter 2016 Adjusted EBITDA. This change did not impact Adjusted EBITDA the six months ended June 28, 2015.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5

"Free cash flow" is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of similar GAAP financial measures.

	Second Quarter Ended June 30, 2016	Six Months Ended June 30, 2016

Net cash flow from operating activities	$102,186	$229,244
Purchase of property, plant and equipment	(23,601)	(40,050)
Free cash flow	$78,585	$189,194

TAX RATE CALCULATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 6

The calculations of the company's effective tax rate on a GAAP and non-GAAP basis are below:

	GAAP		Non-GAAP
	Second Quarter Ended June 30, 2016	Second Quarter Ended June 28, 2015	Second Quarter Ended June 30, 2016	Second Quarter Ended June 28, 2015

Income before taxes (per Table 3)	$161,991	$87,880	$177,623	$128,691
Noncontrolling interests (per Table 1)	(14,934)	(15,624)	(14,934)	(15,624)
Income before taxes attributable to TEGNA	$147,057	$72,256	$162,689	$113,067

Provision for income taxes (per Table 3)	$47,606	$33,724	$53,524	$42,690

Effective tax rate	32.4%	46.7%	32.9%	37.8%

	GAAP		Non-GAAP
	Six Months Ended June 30, 2016	Six Months Ended June 28, 2015	Six Months Ended June 30, 2016	Six Months Ended June 28, 2015

Income before taxes (per Table 3)	$307,509	$222,897	$334,192	$231,240
Noncontrolling interests (per Table 1)	(25,426)	(30,214)	(25,426)	(30,214)
Income before taxes attributable to TEGNA	$282,083	$192,683	$308,766	$201,026

Provision for income taxes (per Table 3)	$89,714	$84,739	$99,640	$75,253

Effective tax rate	31.8%	44.0%	32.3%	37.4%